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                                                                   Exhibit 10.36

               SECOND AMENDED OPTION TO PURCHASE STOCK AGREEMENT


     This Agreement ("Agreement") is entered into this date, is by and among BioLynx.Com, Inc., a Texas corporation and ("Purchaser"), BioLynx Outsource Services, Inc., a Texas corporation ("Corporation"), and United Capital Investment Group, Inc. ("Seller").

     WHEREAS, the Corporation presently has outstanding a single class of common stock ("Shares"), of which 1,000 Shares have been issued to Seller; and

     WHEREAS, said Shares are the only issued and outstanding capital stock of the Corporation; and

     WHEREAS, Purchaser desires an option to purchase from Seller and Seller desires to grant Purchaser an option to purchase all of the Shares owned by Seller on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, IT IS AGREED AS FOLLOWS:

     Section 1.   Purchase of Shares.

     1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell all of the Shares owned by Seller to Purchaser and Purchaser will purchase all of the Shares owned by Seller from Seller, said Shares constituting one hundred percent (100%) of all of the issued and outstanding capital stock of the Corporation as of the Closing.

     1.2 Purchase Price. As the purchase price, Purchaser will issue Seller 1,446,347.76 shares of Convertible Preferred Stock of Purchaser, with a liquidation privilege equal to its face amount, bearing an eight percent (8%) non-cumulative dividend (the "Preferred Stock"). The Preferred Stock will, at the option of the holder of the stock, be convertible into Common Stock of the Corporation at the recited amount for the liquidation privilege, together with any declared but unpaid dividend, divided by $3.30 per share of common stock.

     1.3 Closing Date. The Closing Date of this Agreement shall be December 31, 1999.

     Section 2. Representations and Warranties of the Corporation and Seller. As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, Seller and the Corporation, jointly and severally, represent and warrant that:

     2.1 Organization and Corporate Power. The Corporation is a corporation duly incorporated and validly existing under the laws of the state of Texas and the Corporation is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Corporation has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Corporation's charter documents and bylaws have been furnished to Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     2.2 Capital Stock and Related Matters. The authorized capital stock of the Corporation consists of 3,000,000 shares of preferred stock and 20,000,000 shares of common stock, 1,000 of which are issued and outstanding and are owned, beneficially and of record, by Seller and no other stock of the Corporation is issued and outstanding. The Corporation does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its stock. The Corporation is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. The Corporation has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities other than violations that have been, or will before the Closing have been, corrected by post-issuance filings. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid, and non-assessable. Seller has, and

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upon purchase thereof pursuant to the terms of this Agreement Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws. Assuming that the representations in Section 3.6 are true and correct, neither Seller nor the Corporation has violated or will violate any applicable securities laws in connection with the offer or sale of the Shares to Purchaser hereunder.

     2.3 Subsidiaries. The Corporation does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity.

     2.4 Conduct of Business; Liabilities. The Corporation is not in default under, and no condition exists that with notice or lapse of time would constitute a default of the Corporation under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Corporation is a party or by which the Corporation or the properties of the Corporation are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Corporation taken as a whole.

     2.5 Financial Statements. The audited balance sheet and income statement of the Corporation as of July 31, 1999, and the income statement for the period ending July 31, 1999, (collectively the "July 31, 1999 Financial Statements"), fairly presents the financial position of the Corporation as at July 31, 1999, and has been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of the Corporation. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the July 31, 1999 Financial Statements that would, individually or in the aggregate, have a material negative effect upon the Corporation's reported financial condition.

     2.6 No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business since July 31, 1999 ("Statement Date"), neither the Corporation nor any of the property of the Corporation is subject to any material liability or obligation that was required to be included or adequately reserved against in the July 31, 1999 Financial Statements or described in the notes thereto and was not so included, reserved against, or described.

     2.7 Absence of Certain Changes. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:

         2.7.1 Any material adverse change in the business, financial condition, operations, or assets of the Corporation;

         2.7.2 Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Corporation;

         2.7.3 Any sale or transfer by the Corporation of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

         2.7.4 Any declaration, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by the Corporation of any stock of the Corporation;

         2.7.5 Any material transaction not in the ordinary course of business of the Corporation;

         2.7.6 The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

         2.7.7 The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

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         2.7.8 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

         2.7.9 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

         2.7.10  An agreement to do any of the foregoing.

     2.8 Title and Related Matters. The Corporation has good and marketable title to all of its property, real and personal, and other assets included in the July 31, 1999 Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Corporation, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Corporation; (ii) the rights of customers of the Corporation with respect to inventory under orders or contracts entered into by the Corporation in the ordinary course of business; (iii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes; and (iv) as described in the Unaudited Statements or the notes thereto.

     2.9 Litigation. There are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of Seller's and the Corporation's knowledge, overtly threatened against the Corporation or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Seller's and the Corporation's knowledge, any governmental investigations or inquiries; and, to the best knowledge of Seller's and the directors and responsible officers of the Corporation, there is no basis for any of the foregoing.

     2.10 Tax Matters. The Corporation has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation.

     2.11 Compliance with Laws. To the best of Seller's knowledge, the Corporation is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if the Corporation was not in compliance therewith, would have a materially adverse effect on the business of the Corporation, taken as a whole. Neither the Seller nor the Corporation have received any notice of any asserted present or past failure by the Corporation to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

     2.12 No Brokers. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the purchase based on any arrangement or agreement binding upon any of the parties hereto.

     2.13 Insurance. The Corporation maintains insurance policies with respect to its assets, and businesses, and each such policy is in full force and effect. The Corporation is not in material default with respect to its obligations under any such policy maintained by it. Neither Seller nor the Corporation have been notified of the cancellation of any of the insurance policies or of any material increase in the premiums to be charged for such insurance policies.

     2.14  Employees and Labor Relations Matters. As provided in this Agreement:

         2.14.1 Neither Seller nor the Corporation is aware that any executive or key employee of the Corporation or any group of employees of the Corporation has any plans to terminate employment with the Corporation;

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         2.14.2 To the best of Seller's knowledge, the Corporation has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

         2.14.3 There is no unfair labor practice charge, complaint, or other action against the Corporation pending or, to Seller's and the Corporation's best knowledge, threatened before the National Labor Relations Board and the Corporation is not subject to any order to bargain by the National Labor Relations Board;

         2.14.4 No questions concerning representation have been raised or, to Seller's and the Corporation's best knowledge, are threatened with respect to employees of the Corporation;

         2.14.5 No grievance that might have a material adverse effect on the Corporation and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best knowledge of Seller and the directors and responsible officers of the Corporation, no basis exists for any such grievance or arbitration proceeding; and

         2.14.6 To the best knowledge of Seller and the directors and responsible officers of the Corporation, no employee of the Corporation is subject to any non-competition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Corporation relating to the present business activities of the Corporation.

     2.15 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Purchaser by or on behalf of the Corporation or Seller with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. No Seller or any responsible officer or director has intentionally concealed any fact known by such person to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

     2.16 Accounts Receivable. All accounts receivable of the Corporation reflected in the July 31, 1999 Financial Statements represent bona fide sales actually made in the ordinary course of business.

     2.17 Patents, Trademarks, Trade Names, etc. To Seller's and the Corporation's best knowledge, the Corporation has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. The Corporation has not received any written notice of any infringement or unlawful use of such property.

     2.18 ERISA and Related Matters. The Corporation does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, vacation pay, severance pay, bonus or benefit arrangement, consultant or agent of the Corporation, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in (S) 3(3) of ERISA), for which the Corporation may have any ongoing material liability after Closing. The Corporation does not maintain nor has it ever contributed to any Multi employer Plan as defined by (S) 3(37) of ERISA. The Corporation does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in (S) 406 of ERISA or (S) 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the Corporation as to which the Corporation has been party a party. As to any employee pension benefit plan subject to Title IV of ERISA, there have been no reportable events (as such term is defined in (S) 4043 of ERISA).

     Section 3. Representations and Warranties of Purchaser. As a material inducement to Seller to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to Seller as follows:

     3.1 Organization; Power. Purchaser is a corporation duly incorporated and validly existing under the laws of the state of Texas, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

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     3.2 Authorization. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     3.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

     3.4 Governmental Authorities. (i) Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the purchase and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery, and performance of this Agreement and the consummation of this purchase.

     3.5 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Purchaser, threatened against Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

     3.6 Investment Representations

         3.6.1 Purchaser is acquiring the Shares for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

         3.6.2 During the course of the negotiation of this Agreement, Purchaser has reviewed all information provided to it by the Corporation and has had the opportunity to ask questions of and receive answers from representatives of the Corporation concerning the Corporation, the securities offered and sold hereby, and this purchase, and to obtain certain additional information requested by Purchaser.

         3.6.3 Purchaser understands that the Shares to be purchased have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

         3.6.4 Purchaser understands that the Shares cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless
     (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

         3.6.5 Purchaser understands that no public market now exists for the Shares and that it is uncertain that a public market will ever exist for the Shares.

         3.6.6 Purchaser understands that the certificates for the Shares will bear the following legend:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS,
     (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL

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     APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO
     RULE 144 UNDER THE SECURITIES ACT OF 1933.

     3.7 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this purchase based on any arrangement or agreement entered into by Purchaser and binding upon any of the parties hereto.

     Section 4. Covenants of the Corporation and Seller. Corporation and Seller covenant and agree with Purchaser as follows: upon the reasonable request of any party hereto after the Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

     4.1 Various conditions relating to filing, payment, and collecting of refunds relating to taxes;

     4.2 Resignations of each of the directors of the Corporation;

     4.3 Provisions relating to delivery of Corporate books and records;

     4.4 Provisions relating to treatment of confidential proprietary information obtained in the acquisition process; and if Purchaser is concerned that Seller is not getting corporate approval in due time (or vice versa), the following covenant may be considered.

         Seller will cause a meeting of its shareholder to be called and held as soon as practicable, will recommend approval of the transaction to its shareholder, and will use its best efforts to obtain shareholder approval.

     Section 5. Closing.

     5.1 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and this purchase has been abandoned pursuant to the provisions of
Section 2 or Section 10, the closing ("Closing") will be held at such time as the parties may agree on the Closing Date at the offices of the Corporation, 5617 Grissom Road, San Antonio, Texas 78238, or such other place as the parties may agree. At the Closing the parties to this Agreement will exchange certificates, Notes, Guaranties, and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, Seller shall deliver to Purchaser the certificate(s) evidencing the Shares, duly endorsed for transfer, and Purchaser shall deliver to Seller certificate(s) evidencing the Preferred Stock referred to in Section 1.3. After the Closing, Seller, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the Shares.

     5.2 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

     Section 6. Termination.

     6.1 Termination for Cause. If, pursuant to the provisions of Section 7 or 8 of this Agreement, Seller or Purchaser is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

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     6.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Purchaser and Seller.

     6.3 Termination Procedure. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Sections 7 or 8 hereto may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

     Section 7. Miscellaneous Provisions.

     7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Purchaser and Seller.

     7.2 Waiver of Compliance; Consents

         7.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     7.3 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

     If to Purchaser, or to the Corporation
     after the Closing, to:
     BioLynx.Com
     5617 Grissom Road
     San Antonio, TX 78238

or to such other person or address as Purchaser furnishes to Seller pursuant to the above.

     If to the Corporation before the
     Closing, to:
     BioLynx Outsource Services, Inc.
     5617 Grissom Road
     San Antonio, TX 78238

     If to Seller, to:
     United Capital Investment Group, Inc.
     5617 Grissom Road
     San Antonio, TX 78238

or to such other address as Seller furnishes to Purchaser pursuant to the above.

     7.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     7.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

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     7.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     7.7 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     7.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     7.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     7.11 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     7.12 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     7.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     7.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     7.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Dated:   December 31, 1999.


                            PURCHASER:

                            BioLynx.Com,
                            a Texas corporation


                            By /s/ John D. Walker II
                               ----------------------------------
                               John D. Walker II, President

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                            CORPORATION:

                            BioLynx Outsource Services, Inc.,
                            a Texas corporation


                            By /s/ John D. Walker II
                               ----------------------------------
                               John D. Walker II, President

                            SELLER:

                            UNITED CAPITAL INVESTMENT GROUP, INC.


                            By /s/ John D. Walker II
                               ----------------------------------
                               John D. Walker, II, President

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